Exhibit 14.3

Consent of Pincock, Allen & Holt, a division of Runge, Inc.

Exhibit To

Form 20-F

March 30, 2006

Silver Standard Resources Inc.

Suite 1180, 999 West Hastings Street

Vancouver, BC

Canada V6C 2W2

Dear Sirs:

Re:	Report on the Shafter Project, Texas.

Pincock, Allen & Holt, a division of Runge, Inc.:

•

has reviewed the summary of the estimate of resources at the Shafter Project in Texas included in the Form 20-F for the year ended December 31, 2005 of Silver Standard Resources Inc. (“Silver Standard”) to be filed with the Securities and Exchange Commission in the United States and with the Canadian Securities Administrators in Canada;

•	confirms that the summary of the estimate of resources concurs with the estimate contained in our report prepared for the Shafter Project in Texas;
•	consents to being referenced in the Form 20-F for the year ended December 31, 2005 of Silver Standard; and
•	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2005 of Silver Standard.

Yours Sincerely,

Pincock, Allen & Holt

Per:

/s/ Raja P. Upadhyay
__________________________________
Raja P. Upadhyay
President